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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(D)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
July 1, 2004

GENZYME CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation or organization)	0-14680 (Commission file number)	06-1047163 (I.R.S. employer identification no.)
500 Kendall Street, Cambridge, Massachusetts 02142 (Address of Principal Executive Offices) (Zip Code)
(617) 252-7500 (Registrant's telephone number, including area code)

Item 5. Other Events and Required FD Disclosure.

        The board of directors of Genzyme Corporation ("Genzyme" or the "Company") amended Genzyme's by-laws. The amendments primarily are designed to conform the by-laws to the provisions of the Massachusetts Business Corporation Act (the "MBCA"), which became effective on July 1, 2004. Previously, Genzyme was subject to the provisions of the Massachusetts Business Corporation Law (the "MBCL"). This report contains a summary of the revisions made to the by-laws. The descriptions of provisions of the by-laws are qualified in their entirety by reference to the by-laws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K.

        Many of the amendments were made to conform the language of the by-laws to that used in the MBCA. By-law provisions frequently replicate statutory provisions; accordingly, in many cases, the by-laws were modified to reflect language differences between the MBCA and the MBCL. For some provisions, such as those relating to record dates, the new by-laws have not been revised to conform with the language used in the MBCA; instead, language contained in the prior version of the by-laws has been deleted because repeating the statutory provisions was not deemed useful. Some changes reflect logistical matters, such as the use of electronic transmission.

        Changes include the following:

Meetings of Shareholders

        The MBCL required that an annual meeting be held within 6 months of the fiscal year end, and the prior by-laws reflected that requirement. Because a comparable provision is not contained in the MBCA, the applicable language has been removed from the by-laws.

        The MBCA revised the requirements regarding a corporation's obligation to notify its shareholders of an upcoming annual or special meeting. The MBCL required that notice be delivered to shareholders at least 7 days prior to the date of the meeting. The MBCA requires that notice be given no fewer than 7 days nor more than 60 days prior to the date of the meeting. The amended by-laws conform with the timing provisions of the MBCA.

        The by-laws also have been amended to explicitly provide that, in addition to traditional delivery methods, notice of an annual or special shareholder meeting may be delivered to a shareholder by electronic transmission in a manner specified to the Company by the shareholder.

        The MBCA provides that, absent a contrary provision in the articles of organization, the purposes of a shareholder meeting must be included in the notice to shareholders of the meeting. The amended by-laws provide that, as a condition to constituting valid business at an annual meeting, a proposal not made by or at the direction of the board of directors must have been included in the notice pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 or a successor rule.

        The MBCA uses the concept of "voting groups." A voting group consists of all shares of one or more classes or series of capital stock that are entitled to vote and to be counted together collectively on a matter at a meeting of shareholders. The amended by-laws incorporate the concept of voting groups in the provisions dealing with establishing quorums and determining whether matters presented to the shareholders have been approved. With respect to each voting group, when a quorum is present, a director is elected by a plurality of votes properly cast for election of that director, while all other matters are considered approved when votes properly cast in favor of the matter exceed the votes properly cast in opposition to the matter, in each case, except when a different vote is required by law, the articles of organization, or the by-laws, or when the board of directors requires a larger aggregate number of affirmative votes.

Directors and Officers

        Under the MBCL, Massachusetts corporations were required to have a clerk. The MBCA requires Massachusetts corporations to have a secretary. The amendments to the by-laws replace references to the clerk with references to the secretary.

        The indemnification provisions of the MBCL were permissive and left most of the details regarding indemnification to each corporation to determine. As a result, many corporations, including Genzyme, included detailed indemnification provisions in by-laws. The MBCA, however, contains specified procedures and requirements for indemnification of directors and officers. As a result, Genzyme's amended by-laws replace lengthy indemnification provisions with a provision providing that the Company shall indemnify its directors and officers, and may indemnify its other employees and agents, to the fullest extent permitted by law.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

  (c)
  EXHIBITS:

Exhibit No.	Description
3.1	By-laws of Genzyme Corporation, as amended. Filed herewith.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENZYME CORPORATION
Dated: July 1, 2004	By:	/s/ MICHAEL S. WYZGA Michael S. Wyzga Executive Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	By-laws of Genzyme Corporation, as amended. Filed herewith.

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SIGNATURE
EXHIBIT INDEX